                                                                   EXHIBIT 10.28

================================================================================

                                     364-DAY
                                CREDIT AGREEMENT

                          Dated as of October 31, 2000

                                      among

                            UNUMPROVIDENT CORPORATION

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                               CITICORP USA, INC.

                                       and

                              WACHOVIA BANK, N.A.,
                            as Co-Syndication Agents

                              FLEET NATIONAL BANK,
                             as Documentation Agent

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                         BANC OF AMERICA SECURITIES, LLC

                                       as

                    Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I

     DEFINITIONS ............................................................  1
     1.1      Certain Defined Terms .........................................  1
     1.2      Other Interpretive Provisions ................................. 21
     1.3      Accounting Principles ......................................... 22

ARTICLE II

     THE CREDITS ............................................................ 22
     2.1      Amounts and Terms of Commitments .............................. 22
     2.2      Loan Accounts ................................................. 22
     2.3      Procedure for Borrowing ....................................... 23
     2.4      Conversion and Continuation Elections ......................... 24
     2.5      Voluntary Termination or Reduction of Commitments ............. 25
     2.6      Optional Prepayments .......................................... 25
     2.7      Repayment ..................................................... 25
     2.8      Interest ...................................................... 26
     2.9      Fees .......................................................... 26
     2.10     Computation of Fees and Interest .............................. 27
     2.11     Payments by the Company ....................................... 27
     2.12     Payments by the Banks to the Agent ............................ 28
     2.13     Sharing of Payments, Etc. ..................................... 28

ARTICLE III

     TAXES, YIELD PROTECTION AND ILLEGALITY ................................. 30
     3.1      Taxes ......................................................... 30
     3.2      Illegality .................................................... 31
     3.3      Increased Costs and Reduction of Return ....................... 31
     3.4      Funding Losses ................................................ 32
     3.5      Inability to Determine Rates .................................. 33
     3.6      Certificates of Banks ......................................... 33
     3.7      Substitution of Banks ......................................... 33
     3.8      Survival ...................................................... 33

ARTICLE IV

     CONDITIONS PRECEDENT ................................................... 34
     4.1      Conditions of Initial Loans ................................... 34

Section                                                                     Page

     4.2      Conditions to All Borrowings .................................. 35

ARTICLE V

     REPRESENTATIONS AND WARRANTIES ......................................... 36
     5.1      Corporate Existence and Power ................................. 36
     5.2      Corporate Authorization; No Contravention ..................... 36
     5.3      Governmental Authorization .................................... 36
     5.4      Binding Effect ................................................ 37
     5.5      Litigation .................................................... 37
     5.6      No Default .................................................... 37
     5.7      ERISA Compliance .............................................. 37
     5.8      Use of Proceeds; Margin Regulations ........................... 38
     5.9      Title to Properties ........................................... 38
     5.10     Taxes ......................................................... 38
     5.11     Financial Condition ........................................... 39
     5.12     Regulated Entities ............................................ 39
     5.13     No Burdensome Restrictions .................................... 39
     5.14     Subsidiaries .................................................. 40
     5.15     Environmental Compliance ...................................... 40
     5.16     Insurance ..................................................... 40
     5.17     Full Disclosure ............................................... 40

ARTICLE VI

     AFFIRMATIVE COVENANTS .................................................. 40
     6.1      Financial Statements .......................................... 40
     6.2      Certificates, Notices and Other Information ................... 41
     6.3      Payment of Taxes .............................................. 43
     6.4      Preservation of Existence ..................................... 44
     6.5      Maintenance of Properties ..................................... 44
     6.6      Maintenance of Insurance ...................................... 44
     6.7      Compliance With Laws .......................................... 44
     6.8      Inspection Rights ............................................. 44
     6.9      Keeping of Records and Books of Account ....................... 44
     6.10     Compliance with ERISA ......................................... 45
     6.11     Compliance With Agreements .................................... 45
     6.12     Use of Proceeds ............................................... 45

ARTICLE VII

     NEGATIVE COVENANTS ..................................................... 45

Section                                                                     Page

     7.1      Indebtedness .................................................. 45
     7.2      Liens and Negative Pledges .................................... 46
     7.3      Consolidations and Mergers; Sales of Assets ................... 47
     7.4      Loans, Acquisitions and Investments ........................... 48
     7.5      Restricted Payments ........................................... 49
     7.6      ERISA ......................................................... 49
     7.7      Change in Nature of Business .................................. 49
     7.8      Transactions with Affiliates .................................. 49
     7.9      Hostile Acquisitions .......................................... 49
     7.10     Financial Covenants ........................................... 49

ARTICLE VIII

     EVENTS OF DEFAULT ...................................................... 50
     8.1      Event of Default .............................................. 50
     8.2      Remedies ...................................................... 52
     8.3      Rights Not Exclusive .......................................... 52

ARTICLE IX

     THE AGENT .............................................................. 53
     9.1      Appointment and Authorization ................................. 53
     9.2      Delegation of Duties .......................................... 53
     9.3      Liability of Agent ............................................ 53
     9.4      Reliance by Agent ............................................. 53
     9.5      Notice of Default ............................................. 54
     9.6      Credit Decision ............................................... 54
     9.7      Indemnification ............................................... 54
     9.8      Agent in Individual Capacity .................................. 55
     9.9      Successor Agent ............................................... 55
     9.10     Withholding Tax ............................................... 55
     9.11     Documentation Agent; Syndication Agent ........................ 57

ARTICLE X

     MISCELLANEOUS .......................................................... 58
     10.1     Amendments and Waivers ........................................ 58
     10.2     Notices ....................................................... 58
     10.3     No Waiver; Cumulative Remedies ................................ 59
     10.4     Costs and Expenses ............................................ 59
     10.5     Indemnity ..................................................... 60
     10.6     Payments Set Aside ............................................ 60

Section                                                                     Page

     10.7     Binding Effect; Assignment .................................... 60
     10.8     Confidentiality ............................................... 62
     10.9     Set-off ....................................................... 62
     10.10    Notification of Addresses, Lending Offices, Etc. .............. 63
     10.11    Counterparts .................................................. 63
     10.12    Severability .................................................. 63
     10.13    No Third Parties Benefitted ................................... 63
     10.14    Governing Law and Jurisdiction ................................ 63
     10.15    Waiver of Jury Trial .......................................... 64
     10.16    Entire Agreement .............................................. 64

     SCHEDULES

     Schedule 1.1     Subordinated Debt
     Schedule 2.1     Commitments
     Schedule 5.5     Litigation
     Schedule 5.12    Regulated Entities
     Schedule 5.14    Subsidiaries
     Schedule 7.1     Indebtedness
     Schedule 7.2     Liens and Negative Pledges
     Schedule 10.2    Lending Offices; Addresses for Notices

     EXHIBITS

     Exhibit A    Form of Notice of Borrowing
     Exhibit B    Form of Notice of Conversion/Continuation
     Exhibit C    Form of Compliance Certificate
     Exhibit D    Form of Legal Opinion of Company's Counsel
     Exhibit E    Form of Notice of Assignment and Acceptance
     Exhibit F    Form of Promissory Note

                            364-DAY CREDIT AGREEMENT

      This 364-DAY CREDIT AGREEMENT is entered into as of October 31, 2000, among UnumProvident Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Citicorp USA, Inc .and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent for the Banks.

      WHEREAS, the Banks have agreed to make available to the Company a credit facility upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Certain Defined Terms. The following terms have the following meanings:

            "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
      (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agent" means Bank of America in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under
      Section 9.9.

            "Agent-Related Persons" means Bank of America and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agent's Payment Office" means the address for payments set forth on
      Schedule 10.2 or such other address as the Agent may from time to time specify.

            "Agreement" means this Credit Agreement.

            "Annual Statement" means the annual financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 1999 Annual Statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 1999 Annual Statement of the insurance company.

            "Applicable Amount" means the following amounts per annum, based upon the Debt Ratings:

                   Applicable Amount (in basis points per annum)
         Pricing     Debt Ratings      Facility   Utilization    Offshore
          Level       S&P/Moody's         Fee         Fee          Rate
           1       A/A2 (or higher)       7.0        12.5          30.5
           2             A-/A3            8.0        12.5          42.0
           3           BBB+/Baa1         10.0        12.5          52.5
           4           BBB/Baa2          15.0        12.5          72.5
           5        Below BBB/Baa2       20.0        25.0          92.5

            At the date hereof, Level 3 shall be applicable.

                  "Debt Ratings" means, as of any date of determination, the rating as determined by either S&P or Moody's of the Company's senior unsecured long-term debt; provided that if Debt Ratings are issued by both of the foregoing Rating Agencies, then the less creditworthy of such credit ratings shall apply, unless there is a split in credit ratings of more than one level, in which case the level one level lower than the more creditworthy rating shall apply.

            The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Any change in the Applicable Amount shall become effective on and as of the date of any public announcement of any Debt Ratings that indicates a different Applicable Amount in accordance with this definition and the above chart.

            "Applicable Debt" means obligations described in clauses (a), (d) or
      (f) of the definition of Indebtedness contained herein.

            "Arranger" means Banc of America Securities LLC, a Delaware limited liability company, as sole lead arranger and book manager.

            "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the nonduplicative allocated cost of internal legal services and disbursements of internal counsel.

            "Bank" has the meaning specified in the introductory clause hereto.

            "Bank of America" means Bank of America, N.A., a national banking association.

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

            Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

            "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

            "Borrowing Date" means any date on which a Borrowing occurs under
      Section 2.3.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are classified and accounted for as a capital lease under Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board.

            "Cash Equivalents" means:

                  (a) securities issued or unconditionally guaranteed by the
            United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

                  (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody's;

                  (c) commercial paper issued by any Bank or any bank holding company owning any Bank;

                  (d) commercial paper maturing not more than 12 months after the date of creation thereof, and at the time of acquisition, having a rating of A-1 or P-1 from either Rating Agency;

                  (e) commercial paper maturing not more than 6 months after the date of creation thereof and, at the time of acquisition, having a rating of A-2 or P-2 from either Rating Agency;

                  (f) domestic and eurodollar certificates of deposit or
            bankers' acceptances maturing no more than one year after the date of acquisition thereof which are either issued by any Bank or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof; and

                  (g) repurchase agreements (including securities lending
            agreements and dollar rolls), with a term of not more than 6 months secured by the underlying securities and entered into with securities dealers of recognized national standing.

            "Change of Control" means, and shall be deemed to have occurred if:
      (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Company; or (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), shall at any time have acquired direct or indirect beneficial ownership of a percentage equal to or more than 25% of the outstanding Voting Stock of the Company.

            "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of Section 4.1(e), waived by the Person entitled to receive such payment).

            "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            "Commitment", as to each Bank, has the meaning specified in Section 2.1.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the "primary obligations") of another Person (the "primary obligor") in any manner, including any obligation of that Person
      (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term "Contingent Obligation" shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, and (b) obligations of any Insurance Subsidiary under Insurance Contracts, Reinsurance Agreements and Retrocession Agreements (but not including any of the foregoing that constitutes financial reinsurance).

            "Continuing Director" means, at any date, an individual (a) who is a member of the Board of Directors of the Company on the date hereof, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the date hereof, has been a member of the Board of Directors at least since the date hereof), or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Conversion/Continuation Date" means any date on which, under
      Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

            "D&H" means, collectively, Duncanson & Holt Europe Ltd., a United Kingdom company, Duncanson & Holt Asia PTE Ltd., a Singapore company, Duncanson & Holt Underwriters Ltd., a United Kingdom company, Duncanson & Holt Syndicate Management Ltd., a United Kingdom company and their respective Subsidiaries.

            "Debt Ratings" has the meaning set forth in the definition of "Applicable Amount".

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Department" means the applicable Governmental Authority of the state of domicile of an insurance company responsible for the regulation of said insurance company.

            "Dollars", "dollars" and "$" each mean lawful money of the United States.

            "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary; (d) another Bank; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, and acceptable to the Agent; (f) a Person that is engaged in the making, purchasing or investing in commercial loans in the ordinary course of business, and acceptable to the Agent; or (g) other lenders or institutional investors consented to in writing in advance by the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company (such consents not to be unreasonably withheld or delayed). Neither the Company nor any Affiliate of the Company shall be an Eligible Assignee.

            "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

            "Equity Interests" means, with respect to any Person, all shares, interests (including membership and partnership interests), participations or other equivalent (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the date hereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
      Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
      Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

            "Event of Default" means any of the events or circumstances specified in Section 8.1.

            "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

            "FAS 113" means Statement of Accounting Standards No. 113 and regulations promulgated thereunder.

            "FAS 115" means Statement of Accounting Standards No. 115 and regulations promulgated thereunder.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Agent.

            "Fee Letter" has the meaning specified in Section 2.9.

            "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            "GAAP" means generally accepted accounting principles in the United States as in effect and set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession); provided that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.10, the Banks and the Company shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Banks and the Company after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.10 shall be calculated as if no such change in GAAP has occurred.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables (including reinsurance payables) entered into in the ordinary course of business on ordinary terms) that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (c) the face amount of all letters of credit or surety bonds issued for the account of such Person and, without duplication, all drafts drawn thereunder; (d) all obligations evidenced by notes, bonds, debentures or similar instruments or incurred in connection with bankers' acceptances, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (f) all obligations with respect to Capitalized Lease Obligations; (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all obligations of such Person under Swap Contracts; (i) obligations under synthetic leases; and (j) without duplication, all Contingent Obligations of such Person; provided that Indebtedness shall not include obligations of any Insurance Subsidiary under or pursuant to Insurance Contracts, Reinsurance Agreements and Retrocession Agreements, trade payables and accrued expenses, in each case arising in the ordinary course of business but shall include any Reinsurance Agreement or Retrocession Agreement that would be disallowed under FAS 113. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership, joint venture or limited liability company in which such Person is a general partner, a joint venturer or a member and for which such Person has liability.

            "Indemnified Liabilities" has the meaning specified in Section 10.5.

            "Indemnified Person" has the meaning specified in Section 10.5.

            "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            "Insurance Code" means, with respect to any insurance company, the insurance code of its state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

            "Insurance Contract" means any insurance contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

            "Insurance Subsidiary" means each Subsidiary of the Company identified as an Insurance Subsidiary (including Subsidiaries of such Subsidiary) on Schedule 5.14 and each other Subsidiary (including Subsidiaries of such Subsidiary) from time to time in the insurance business as certified by the Company in writing to the Agent.

            "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

            "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter.

      provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Revolving
            Termination Date.

            "Interim Statements" means the quarterly financial statement of any insurance company as required to be filed with the Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of such interim statements are based on the formats promulgated by the NAIC for 1999 interim statements for the applicable type of insurance company. If such format is changed in future years so that different information is contained in such terms or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 1999 interim statement of the insurance company.

            "Investment" has the meaning specified in Section 7.4.

            "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permit of, and agreements with, any Government Authority, in each case whether or not having the force of law.

            "Legal Requirements" means all applicable laws, rules, orders and regulations made by any governmental body or regulatory authority (including any Department) having jurisdiction over the Company or a Subsidiary of the Company.

            "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

            "Loan" means an extension of credit by a Bank to the Company under
      Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

            "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

            "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

            "Material Insurance Subsidiary" means a Material Subsidiary that is also an Insurance Subsidiary.

            "Material Subsidiary" means, at any time, (a) each of Unum Life Insurance Company of America, First Unum Life Insurance Company, Provident Life & Accident Insurance Company, The Paul Revere Life Insurance Company and Colonial Life & Accident Insurance Company and each other Subsidiary from time to time identified by the Company as a Material Subsidiary, and
      (b) each other Subsidiary having (on a consolidated basis with its Subsidiaries) at such time either (i) total (gross) revenues for any four fiscal quarter period in excess of 10% of the total (gross) revenues of the Company and its Subsidiaries for such four fiscal quarter period or
      (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 10% of the total assets of the Company and its Subsidiaries as of such day, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 6.1.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

            "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

            "Negative Pledge" means a Contractual Obligation limiting the ability to create a Lien.

            "Net Income" means, for any period, the net income of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Net Worth" means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Company's stockholders' equity (excluding unrealized gains or losses recorded pursuant to FAS 115) as required to be reported in the Company's then most recent consolidated balance sheet required to be delivered to the Agent pursuant to this Agreement.

            "Note" means a promissory note executed by the Company in favor of a Bank pursuant to Section 2.2(b), in substantially the form of Exhibit F.

            "Notice of Assignment and Acceptance" means a notice substantially in the form of Exhibit E.

            "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

            "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

            Offshore Rate  =                LIBOR
                             ------------------------------------
                             1.00 - Eurodollar Reserve Percentage

            Where,

            "LIBOR" means, for such Interest Period:

                  (a) the rate per annum (carried out to the fifth decimal
            place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding
            subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding
            subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any
            Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal

            Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  The determination of the Eurodollar Reserve Percentage and
            LIBOR by the Agent shall be conclusive in the absence of manifest error.

            "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

            "Ordinary Course Indebtedness" means:

                  (a) Indebtedness under the Loan Documents;

                  (b) intercompany Indebtedness (i.e., Indebtedness of the
            Company or any of its Subsidiaries to the Company or any of its Subsidiaries);

                  (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

                  (d) Ordinary Course Swap Obligations.

            "Ordinary Course Liens" means:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's,
            repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                  (d) pledges or deposits in connection with worker's
            compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade
            contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Person.

            "Ordinary Course Swap Obligations" means all obligations (contingent or otherwise) of Company or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied:
      (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view", and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder.

            "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            "Other Credit Agreement" means the Five-Year Credit Agreement dated October 31, 2000 among the Company, certain banks, Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and the Bank of America, as Administrative Agent.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

            "Permitted Acquisition" means, at any time of determination, any Acquisition by the Company or any of its Subsidiaries with respect to which each of the following requirements are met:

                  (a) such Acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets of the Person be acquired;

                  (b) in respect of any Acquisition the total purchase price for which equals or exceeds $50,000,000, the Company shall have furnished to the Agent (which shall promptly distribute the same to the Bank), prior to the consummation of such Acquisition, pro forma projections and other details (with reasonable assumptions and in form and detail reasonably satisfactory to the Agent) with respect to the Person or Persons or assets to be acquired and the Company after giving effect to such Acquisition demonstrating compliance with the terms of this Agreement;

                  (c) prior to and after giving effect to such Acquisition, no
            Default or Event of Default (including without limitation under the provisions of Section 7.10) shall have occurred and be continuing, or would result therefrom, as confirmed in the pro forma projections referred to in clause (b) above if required to be delivered in accordance with such clause or, if not so required, in a certificate of a Responsible Officer delivered to the Agent;

                  (d) the business of the Person or assets to be acquired
            (including blocks of directly related insurance business in the ordinary course of business) comprises the insurance business (of the types currently carried on by the Company and its respective Subsidiaries on the date hereof), and/or is compatible with, and related to, existing businesses (it being agreed that finance companies are not so related); and

                  (e) the total consideration payable in cash in respect of any one Acquisition constituting a Permitted Acquisition does not exceed $50,000,000 and the total consideration payable in cash in respect of all Acquisitions constituting Permitted Acquisitions in any Fiscal Year does not exceed $75,000,000 in the aggregate;

      provided, however, that if the Total Debt to Total Capitalization Ratio as of the last fiscal quarter on a pro forma basis shall be equal to or less than 0.300 to 1.0 after giving effect to a proposed Acquisition and the Company shall deliver to the Agent a certificate demonstrating such ratio, an Acquisition may be a Permitted Acquisition without meeting the requirements of clauses (b) or (e) of this definition.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            "Plan" means any employee benefit plan maintained or contributed to by the Company or by any trade or business (whether or not incorporated) under common control with the Company as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

            "Pounds Sterling" means lawful money of the United Kingdom.

            "Primary Investments" means portfolio investments in the ordinary course of business by the Company or any of its Subsidiaries in any of the following:

                  (a) operating deposit accounts maintained in the Company's name with FDIC member institutions;

                  (b) Cash Equivalents;

                  (c) fixed income securities with an investment grade rating from either Rating Agency; and

                  (d) shares of investment companies that (i) are registered under the Investment Company Act of 1940, (ii) invest solely in one or more of the types without regard to maturity of securities described in clauses (a) through (g) of the definition of "Cash Equivalents" and in securities described in clause (c) of this definition and are not leveraged.

            "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

            "Rating Agency" means S&P or Moody's; collectively, the "Rating Agencies".

            "Register" means a register maintained by the Agent of the holders of the Commitments.

            "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reinsurance Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities of one or more insurance or reinsurance companies.

            "Replacement Bank" has the meaning specified in Section 3.7.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

            "Required Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the chief executive officer, the president, the principal financial officer, principal accounting officer, the treasurer or controller of the Company, or any other officer having substantially the same authority and responsibility.

            "Restricted Payment" means:

                  (a) the declaration or payment of any dividend or distribution by the Company or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of the Company or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of the Company or any of its Subsidiaries or payable by a Subsidiary to the Company or another wholly-owned Subsidiary of the Company);

                  (b) the purchase, redemption or retirement by the Company or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

                  (c) any other payment or distribution by the Company or any of its Subsidiaries in respect of its capital stock, either directly or indirectly; and

                  (d) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

            "Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsures, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

            "Revolving Termination Date" means the earlier to occur of:

                  (a) October 30, 2001, as such date may be extended pursuant to
            Section 2.15 (as from time to time so extended, the "Scheduled Revolving Termination Date"); and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            "SAP" means, as to any insurance company, the statutory accounting practices prescribed or permitted by the Department, or in the event that the Department fails to prescribe or address such practices, NAIC guidelines; provided that if there occurs after the date hereof any change in SAP that affects in any respect the calculation of any covenant contained in Section 7.10, the Banks and the Company shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Banks and the Company after such change in SAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.10 shall be calculated as if no such change in SAP has occurred.

            "S&P" means Standard & Poor's Ratings Group.

            "Scheduled Revolving Termination Date" has the meaning specified in the definition of "Revolving Termination Date."

            "Secondary Investments" means Investments by the Company or any of its Subsidiaries in the ordinary course of business not constituting Primary Investments or Acquisitions.

            "Senior Debt to Statutory EBIT Ratio" means at any fiscal quarter end the ratio of the Senior Debt of the Company and its Subsidiaries on a consolidated basis at such fiscal quarter end to the Statutory EBIT of the Insurance Subsidiaries on a combined basis for the four fiscal quarter period then ending.

            "Senior Debt" means Total Debt minus Subordinated Debt, on a consolidated basis.

            "Statutory EBIT" means, net earnings before interest expense and tax expense calculated in accordance with SAP as set forth in column 1, line 29, page 4 in the 1999 Annual Statement.

            "Subordinated Debt" means the debt on Schedule 1.1 (the "Existing Subordinated Debt") and any portion of Total Debt subordinated to the Obligations with covenants and subordination provisions no less favorable (as reasonably determined by the Administrative Agent) to the Banks than the Existing Subordinated Debt. The 8.80% monthly income debt securities due 2025 shall not be considered "Subordinated Debt" for the purpose of this Agreement.

            "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the Voting Stock or other Equity Interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. For the purpose of (A) the definitions of "Contingent Obligation" and "Indebtedness" and any calculations using such definitions and (B) Sections 5.2, 5.5, 5.6, 5.9, 5.13, 5.15, 5.16, 6.11
      8.1(f), 8.1(g) and 8.1(i), D & H shall not be considered a Subsidiary of the Company.

            "Swap Contract" means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determinated as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

            "Tangible Net Worth" means, at any time, Net Worth minus intangible assets, including without limitation, goodwill, the value of business acquired and deferred acquisition costs.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Total Capitalization" means, at any time, the sum of Net Worth and Total Debt.

            "Total Debt" means, at any time, with respect to the Company and its Subsidiaries, the sum, without duplication, of (a) Applicable Debt at such time, and (b) non-contingent reimbursement or payment obligations in respect of the items referred to in clause (c) of the definition of Indebtedness contained in this Agreement at such time.

            "Total Debt to Total Capitalization Ratio" means, at any time, the ratio of Total Debt to Total Capitalization at such time.

            "Type" has the meaning specified in the definition of "Loan."

            "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

            "Voting Stock" means, at any date, the capital stock of any class or classes of a corporation having general voting power under ordinary circumstances to elect the board of directors of such corporation (irrespective of whether or not at the time stock or other securities of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
      (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

      1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

      2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (as the same may be reduced under Section 2.5, increased under Section 2.14, or reduced or increased as a result of one or more assignments under Section 10.7, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under
Section 2.6 and reborrow under this Section 2.1.

      2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

      2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to (i) 10:00 a.m. (Charlotte time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 10:00 a.m. one Business Day in advance of the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                        (A) the amount of the Borrowing, which shall be in an
            aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                        (B) the requested Borrowing Date, which shall be a
            Business Day;

                        (C) the Type of Loans comprising the Borrowing; and

                        (D) the duration of the Interest Period applicable to
            such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

            (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

            (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (Charlotte time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of Bank of America with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

            (d) After giving effect to any Borrowing, there may not be more than five (5) different Interest Periods in effect.

      2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b):

                  (i) elect, as of any Business Day, in the case of Base Rate
            Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest
            Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans, shall terminate.

            (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than (i) 10:00 a.m. (Charlotte time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                        (A) the proposed Conversion/Continuation Date;

                        (B) the aggregate amount of Loans to be converted or
            renewed;

                        (C) the Type of Loans resulting from the proposed
            conversion or continuation; and

                        (D) other than in the case of Offshore Rate Loans, the
            duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such or Offshore Rate Loans or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Required Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, there may not be more than five (5) different Interest Periods in effect.

      2.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.6 Optional Prepayments. Subject to Section 3.4, the Company may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

      2.7 Repayment. The Company shall repay the Loans on the Revolving Termination Date.

      2.8 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate plus the Applicable Amount or (ii) the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4).

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the rate otherwise applicable to such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

      2.9 Fees. (a) Arrangement, Agency Fees. The Company shall pay fees to the Arranger for the Arranger's own account and to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated August 31, 2000.

            (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the average amount of such Bank's Commitment (irrespective of usage), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the Applicable Amount per annum. Such facility fee shall accrue from the date hereof to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on December 31, 2000 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

            (c) Utilization Fees. The Company shall pay to the Agent for the account of each Bank a utilization fee on the amount of such Bank's Loans, during any period in which the aggregate outstanding Loans plus the outstanding "Loans" under the Other Credit Agreement exceed 50% of the aggregate amount of the Commitments plus the "Commitments" under the Other Credit Agreement, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Amount per annum. Such utilization fee shall accrue from the date hereof to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on December 31, 2000 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date. The utilization fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at anytime during which one or more conditions in Article IV are not met.

      2.10 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

      2.11 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (Charlotte time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:00 a.m. (Charlotte time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

      2.12 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

      2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

      2.14 Increase of Commitments. The Company may from time to time, by notice to the Agent, request that the aggregate Commitments be increased by an amount that will not result in the aggregate Commitments under this Agreement plus the "Commitments" under the Other Credit Agreement exceeding $1,000,000,000. Each such notice shall set forth the requested amount of the increase in the Commitments and the date on which such increase is to become effective. The Company shall have the right, but not the obligation, to arrange for one or more commercial banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Bank"), which may include any Bank, to extend Commitments or increase their existing Commitments in an aggregate amount up to, but not greater than, the requested increase, provided that each Augmenting Bank, if not already a Bank hereunder (i) shall extend a new Commitment of not less than $10,000,000, (ii) shall execute all such documentation as the Agent shall specify to evidence its status as a Bank hereunder and (iii) shall be consented to by the Agent. If (and only if) Banks (including Augmenting Banks) shall have agreed to increase their aggregate Commitments or to extend new Commitments in an aggregate amount not less than $10,000,000 in the aggregate, such increases and such new Commitments shall become effective on the date agreed to by the Company, the Augmenting Banks and the Agent. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in
Section 4.2 shall be satisfied (with all references in such paragraphs to a Loan being deemed to be references to such increase) and the Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company.

      Upon the effectiveness of any increase pursuant to this Section 2.14 of the aggregate Commitments and any resulting adjustment in the Pro Rata Share, the Banks and the Augmenting Banks will purchase from each other and sell to each other outstanding Loans sufficient to cause the outstanding Loans of each Bank and Augmenting Bank to equal its Pro Rata Share (as so adjusted) of the aggregate outstanding Loans. Such purchase and sale shall be made pursuant to Section 10.7 except that no minimum amount shall be required, no processing fee shall be charged and, if any Bank shall suffer a loss or incur an expense as a result of the effectiveness of such purchase or sale being during an Interest Period, the Company shall reimburse such Bank the amount of such loss or expense. Each such Bank shall furnish the Company with a certificate setting forth the basis for determining the amount to be paid to it hereunder.

      2.15 Extension of Scheduled Revolving Termination Date. Between 60 and 45 days prior to any Scheduled Revolving Termination Date, the Company may, by notice to the Agent, request that all Banks extend for 364 additional days the Scheduled Revolving Termination Date. Such extension so requested shall become effective if (and only if) on or prior to 30 days after such notice, each Bank shall have consented in its sole and absolute discretion to such extension in writing by notice to the Agent. If a Bank (a "Non-Extending Bank") shall in its sole and absolute discretion not agree to such extension, but Banks holding at least 66-2/3% of the Commitments shall agree to such extension, the Company may
(a) as to the then Scheduled Revolving Termination Date, terminate the Commitment of each Non-Extending Bank and pay to the Agent, for the account of each such Non-Extending Bank, an amount equal to the outstanding principal balance of Loans held by such Non-Extending Bank, together with accrued and unpaid interest thereon to the date of such payment, and any accrued and unpaid fees or other expenses due to such Non-Extending Bank; (b) request one or more of the other Banks to purchase the Commitment of the Non-Extending Bank; or (c) with the consent of the Agent (not to be unreasonably withheld), the Company may request an Eligible Assignee to purchase the Commitment of the Non-Extending Bank (any such Bank or Eligible Assignee purchasing all or a portion of such Commitment being called a "Designated Bank"). Any such purchase by a Designated Bank shall be subject to the terms of Section 10.7.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.1 Taxes.

            (a) Any and all payments by the Company to or for the account of Agent or any Bank under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Agent and any Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Agent or such Bank, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent and such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Company shall furnish to Agent (who shall forward the same to such Bank) the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

            (c) If the Company shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Bank, the Company shall also pay to such Bank or Agent (for the account of such Bank), at the time interest is paid, such additional amount that the respective Bank specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) such Bank would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

            (d) The Company agrees to indemnify Agent and each Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Agent and such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

      3.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore

      Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

      3.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b) Without limiting the effect of the foregoing provisions of this
      Section 3.3 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any applicable lending office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national or supra-national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Park 225, Appendix A) and the Final Risk-based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
      Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any applicable lending office or such bank holding company) to a level below that which such Bank (or any applicable lending office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

      3.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

            (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under Section 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Base Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate Loan applicable pursuant to Section 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      3.7 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld); provided, in any case, that all amounts due under this Agreement to any such Affected Bank shall be paid in full by the Replacement Bank in respect of outstanding principal and by the Company in respect of other amounts on or prior to the substitution therefor of any Replacement Bank.

      3.8 Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the initial borrowing date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

            (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

            (b) Resolutions; Incumbency.

                  (i) Copies of the resolutions of the board of directors of the
            Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                  (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents; Good Standing. Each of the following documents:

                  (i) the articles or certificate of incorporation and the
            bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                  (ii) a good standing certificate for the Company from the
            Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation;

            (d) Legal Opinion. An opinion of F. Dean Copeland, Executive Vice President and General Counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D.

            (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees (including up-front fees) , costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank of America); including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4;

            (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                  (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                  (ii) no Default or Event of Default exists or would result from the initial Borrowing;

                  (iii) there has occurred since June 30, 2000, no event or
            circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                  (iv) the Credit Agreement dated as of October 29, 1996 among
            Unum Corporation, certain banks and Morgan Guaranty Trust Company of New York has been repaid in full and notice of termination delivered.

            (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

      4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

            (a) Notice of Borrowing. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in Section 4.2 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Bank that:

      5.1 Corporate Existence and Power. The Company and each of its
Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

            (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d) is in compliance with all Requirements of Law;

except, in each case referred to in this Section 5.1, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of the Company's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

            (c) violate any Requirement of Law.

      5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

      5.4 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by the application of equitable principles relating to enforceability (regardless of whether considered in a proceeding in equity or at law) including, without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      5.5 Litigation. Except as in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) if adversely determined, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.1(e).

      5.7 ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12. Neither the Company nor any Subsidiary is generally engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used for purchasing or carrying Margin Stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of the FRB.

      5.9 Title to Properties.

            (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.2 and except for minor defects in title that could not reasonably be expected to have a Material Adverse Effect.

            (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or immaterial taxes; provided, however, that in each case no material item or portion of property of the Company or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

      5.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1999 and the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                  (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the June 30, 2000 statements to ordinary, good faith year end audit adjustments;

                  (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                  (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (b) The financial statements of the Material Insurance Subsidiaries of the Company, dated December 31, 1999 and June 30, 2000:

                  (i) were prepared in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                  (ii) fairly present in all material respects in accordance with SAP the financial condition of the Insurance Subsidiaries as of the date thereof and results of operations for the period covered thereby.

            (c) Since December 31, 1999, there has been no Material Adverse Effect.

      5.12 Regulated Entities. Except as listed on Schedule 5.12 hereto, none of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      5.13 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      5.14 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Schedule 5.14 hereto.

      5.15 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a Material Adverse Effect.

      5.16 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      5.17 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

      6.1 Financial Statements. The Company shall deliver to each of the Banks:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification which is of a "going concern" or similar nature; and

            (b) as soon as available, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year then ended, all in reasonable detail and certified by the principal financial officer or principal accounting officer of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

            (c) as soon as available, but not later than 60 days after the end of each fiscal year, a copy of the Annual Statement of each Material Insurance Subsidiary for such fiscal year prepared in accordance with SAP and accompanied by the certification of the principal financial officer or principal accounting officer of such Material Insurance Subsidiary that such Annual Statement presents fairly in accordance with SAP the financial position of such Material Insurance Subsidiary for the period then ended;

            (d) as soon as possible, but no later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Interim Statement of each Material

      Insurance Subsidiary for each such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of the principal financial officer or principal accounting officer of such Insurance Subsidiary that all such quarterly statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the period then ended;

            (e) within 75 days after the close of each fiscal year, a copy of each Material Insurance Subsidiary's "Statement of Actuarial Opinion" which is provided to the Department (or equivalent information should the Department no longer require such a statement) as to the adequacy of loss reserves of such Material Insurance Subsidiary, which opinion shall be in the format prescribed by the Insurance Code; and

            (f) as soon as available, a copy of the Management Discussion and Analysis filed with the Department with respect to any of the foregoing financial statements and such other information.

      6.2 Certificates, Notices and Other Information. The Company shall deliver to each of the Banks in form and detail reasonably satisfactory to the Agent:

            (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

            (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

            (c) promptly after request by Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any of its Material Subsidiaries, or any audit of any of them;

            (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;

            (e) promptly after the occurrence thereof, notice of any Default or Event of Default;

            (f) notice of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries;

            (g) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting the Company any of its Subsidiaries which may reasonably be expected to have a Material Adverse Effect;

            (h) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

            (i) promptly after the occurrence thereof, notice of any Material Adverse Effect;

            (j) promptly, notice of any announcement by any rating agency of any change or possible change in the Debt Rating by either Rating Agency or in the "financial strength" rating by either Rating Agency of any Material Insurance Subsidiary;

            (k) the following certificates and other information:

                  (i) not later than 60 days after received, a copy of any final financial examination reports or market conduct examination reports issued by a Governmental Authority with respect to any Material Insurance Subsidiary of the Company (and the Company, should it at any time engage or become involved in the business of insurance), relating to the insurance business of each Material Insurance Subsidiary or, if applicable, the Company (when, and if, prepared) and of any and all interim reports;provided that such Material Insurance Subsidiary or, if applicable, the Company shall not have to deliver any interim report hereunder if (A) the items described in such report could not reasonably have a Material Adverse Effect or (B) a final report is issued and delivered to the Agent within 90 days of such interim report;

                  (ii) within two Business Days of the receipt of such notice, notice of the actual suspension, termination or revocation of any material license of the Company or any of its Material Subsidiaries by any Governmental Authority or notice from any Governmental Authority notifying the Company or any of its Material Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Company or any of its Material Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Company or any of its Material Subsidiaries to conduct its business;

                  (iii) within two Business Days of the receipt of such notice, notice of any material pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews or routine market conduct reviews) by any Governmental Authority concerning the business practices or operations of the Company or any of its Material Subsidiaries; and

                  (iv) promptly upon the receipt of such notice, notice of any actual material changes in the Insurance Code governing the investment or dividend practices of insurance companies domiciled in any of the states in which any Insurance Subsidiary is domiciled;

            (l) promptly upon occurrence, notice of (i) the acquisition by the Company or any of its Subsidiaries of any Person which engages in any material respect in an insurance business or (ii) any Subsidiary of the Company or any of its Subsidiaries becoming engaged in any material respect in an insurance business; and

            (m) promptly, such other data and information as from time to time may be reasonably requested by Agent, or, through Agent by the Required Banks.

      6.3 Payment of Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Company or any of its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

      6.4 Preservation of Existence. The Company shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect and except as permitted under Section 7.3.

      6.5 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties and, except where failure to do so does not have a Material Adverse Effect.

      6.6 Maintenance of Insurance. The Company shall, and shall cause each of its Subsidiaries to, maintain liability and casualty insurance with responsible insurance companies in such amounts and against such risks as is customary for similarly situated businesses; provided, that the Company may in its reasonable discretion, choose not to have certain Subsidiaries, other than Material Subsidiaries, carry certain insurance, so long as the failure to carry such insurance does not have a Material Adverse Effect.

      6.7 Compliance With Laws. (a) The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

      (b) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

      6.8 Inspection Rights. At any time during regular business hours and as often as reasonably requested, the Company shall, and shall cause each of its Subsidiaries to, permit the Agent or any Bank, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of the Company and its Subsidiaries and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Agent or any Bank true copies of all financial information, provided that, when a Default or Event of Default exists, the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      6.9 Keeping of Records and Books of Account. The Company shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or any of its Subsidiaries.

      6.10 Compliance with ERISA. The Company shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      6.11 Compliance With Agreements. The Company shall, and shall cause each of its Subsidiaries to, promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the nonperformance of which would not cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

      6.12 Use of Proceeds. The Company shall use proceeds of the Loans for general corporate purposes, including commercial paper back up, not otherwise in contravention of this Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

      7.1 Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Commercial paper, Obligations and "Obligations" under the Other Credit Agreement aggregating an amount not in excess of $1,000,000,000 at any time outstanding; and

            (b) Indebtedness outstanding on the date hereof and listed on
      Schedule 7.1 and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder; and provided, further, that the terms of such refinancing, renewal or refunding shall have covenants, defaults or other terms and conditions (other than interest rates) no more restrictive than those contained in this Agreement and, if the Indebtedness being refinanced is Subordinated Debt, the refinancing Indebtedness shall be Subordinated Debt with subordination terms at least as favorable to the Banks as such terms in the refinanced Indebtedness; and

            (c) Ordinary Course Indebtedness; and

            (d) Indebtedness in respect of repurchase obligations (including securities lending and dollar rolls) described in clause(g) of the definition of "Cash Equivalents" in amounts not in excess of $500,000,000 at any time outstanding; and

            (e) Contingent Obligations of the Company with respect to letters of credit in an amount not in excess of 33,300,000 Pounds Sterling with respect to which D & H is the account party; and

            (f) Additional Contingent Obligations in amounts not in excess of $50,000,000 at any time outstanding;

provided, that notwithstanding the foregoing the Subsidiaries shall have no Indebtedness except Indebtedness described in clauses (c) and (d), Indebtedness payable to the Company and other Wholly-Owned Subsidiaries and other Indebtedness not to exceed $5,000,000 at any time outstanding; and provided, further, that no Subsidiary shall have any Contingent Obligations in respect of Indebtedness of the Company.

      7.2 Liens and Negative Pledges. The Company shall not, and shall not permit any Subsidiary to, incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

            (a) Liens and Negative Pledges existing on the date hereof and listed on Schedule 7.2 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefitted thereby is permitted by Section 7.1(a);

            (b) Ordinary Course Liens;

            (c) Liens consisting of pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any Department;

            (d) Liens consisting of judgment or judicial attachment Liens (other than arising as a result of claims under or related to Insurance Contracts, Retrocession Agreements or Reinsurance Agreements); provided that the enforcement of such Liens is effectively stayed or fully covered by insurance and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $35,000,000;

            (e) Liens arising as a result of claims under or related to Insurance Contracts, Reinsurance Agreements or Retrocession Agreements in the ordinary course of business, or securing Indebtedness of Insurance Subsidiaries incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of such Insurance Subsidiaries;

            (f) Liens securing Ordinary Course Swap Obligations with Swap Termination Values not at any time exceeding $200,000,000 in the aggregate;

            (g) Liens on securities securing repurchase agreements (including securities lending and dollar rolls) with a term of not more than 6 months and an aggregate purchase price not in excess of $500,000,000;

            (h) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereby shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property); and

            (i) Additional Liens on property having a value not in excess of $50,000,000 and securing Indebtedness not in excess of $50,000,000.

      Notwithstanding the foregoing, no Liens shall be permitted on the Equity Interests of any Subsidiary.

      7.3 Consolidations and Mergers; Sales of Assets. The Company shall not, and shall not allow any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its assets (including receivables and Equity Interests, and in all cases whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving Person), or with any one or more Subsidiaries (provided that, if a Wholly-Owned Subsidiary is a party to said merger, a Wholly-Owned Subsidiary shall be the continuing or surviving Person and if neither Subsidiary party to said merger is a Wholly-Owned Subsidiary, the Subsidiary of which the Company owns directly or indirectly the highest percentage shall be the continuing or surviving Person);

            (b) any Subsidiary may sell all or any part of its assets (upon voluntary liquidation or otherwise) to the Company or another Subsidiary that is a direct or indirect Wholly-Owned Subsidiary;

            (c) the Company or any Subsidiary may sell, lease, convey or otherwise dispose of assets if such sale, lease, conveyance or other disposition is (i) of portfolio Investments in the ordinary course of its business at fair market value, (ii) of obsolete, worn-out or surplus property, and (iii) a sale of property to the extent such property is exchanged for credit against the purchase price of similar replacement property or the net proceeds thereof are applied to the purchase of such replacement property within 180 days or the Commitments shall be reduced within 180 days by the amount of such net proceeds and any outstanding Loans in excess of such reduced Commitments shall be simultaneously repaid.

            (d) the Company or any Subsidiary may merge with another Person, if the Company or such Subsidiary shall be the surviving Person, to accomplish a Permitted Acquisition;

            (e) the Company or any Insurance Subsidiary may enter into Reinsurance Agreements in the ordinary course of business, so long as the net proceeds of any Reinsurance Agreements are reinvested in the business of the Company and its Subsidiaries within 180 days;

            (f) Subsidiaries, other than Material Subsidiaries, may be dissolved or liquidated; and

            (g) other sales of assets at fair market value the proceeds of which shall not exceed $50,000,000 in any fiscal year so long as the net proceeds of such sale are reinvested in the business of the Company and its Subsidiaries within 180 days or the Commitments shall be reduced within 180 days by the amount of such net proceeds and any outstanding Loans in excess of such reduced Commitments shall be simultaneously repaid.

      7.4 Loans, Acquisitions and Investments. The Company shall not purchase or acquire, and shall not allow any of its Subsidiaries to purchase or acquire, or make any commitment to purchase or acquire, any Equity Interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person including any Affiliate of the Company (together, "Investments"), except for:

            (a) Investments held by the Company or any of its Subsidiaries in the form of (i) Primary Investments and (ii) so long as no Default or Event of Default has occurred and is continuing at the time of the making of such Investment, and after giving effect thereto, Secondary Investments; provided that, (A) such Investments comply with all Legal Requirements, and (B) the aggregate amount of Secondary Investments shall not exceed 30% of the aggregate amount of the Company's aggregate Investments (with all valuations for purposes of compliance with this clause (ii) being on a cost basis);

            (b) extensions of credit and capital contributions by the Company to any of its Wholly-Owned Subsidiaries existing on the date hereof or to new Wholly-Owned Subsidiaries created after the date hereof in accordance with this Agreement or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries existing on the date hereof or to new Wholly-Owned Subsidiaries created after the date hereof in accordance with this Agreement; provided that additional investments, capital contributions or extensions of credit made after the date hereof in D&H shall not exceed $50,000,000 and shall be applied to increase reserves at D&H;

            (c) extensions of credit in the nature of accounts receivable, notes receivable, lease obligations and similar obligations arising in the ordinary course of business;

            (d) Investments constituting Permitted Acquisitions; and

            (e) Investments consisting of non-cash proceeds from dispositions permitted under Section 7.3.

      7.5 Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary to, make any Restricted Payments, if before or after giving effect to any such Restricted Payment a Default or Event of Default shall have occurred and be continuing.

            (b) No payments shall be made on the principal of the $300,000,000 Junior Subordinated Deferrable Interest Debentures, Series A of the Company due 2038 (the "Junior Subordinated Deferrable Interest Debentures") or on the Company's guaranty of the Provident Financing Trust I Capital Securities except from proceeds of Indebtedness issued concurrently with said payments, subordinated to the Obligations in a form at least as favorable to the Banks as the Junior Subordinated Deferrable Interest Debentures and with a term no shorter than the terms of the Junior Subordinated Deferrable Interest Debentures and a lower cost to the Company.

      7.6 ERISA. The Company shall not, and shall not permit any Subsidiary to, at any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

      7.7 Change in Nature of Business. The Company shall not, and shall not permit any Subsidiary to, make any change in the nature of the business of the Company and its Subsidiaries taken as a whole as conducted and as proposed to be conducted as of the date hereof.

      7.8 Transactions with Affiliates. The Company shall not, and shall not allow any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary;

      7.9 Hostile Acquisitions. The Company shall not use the proceeds of any Loan in connection with the acquisition of a voting interest of five percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person.

      7.10 Financial Covenants. (a) The Company shall not permit its Tangible Net Worth at any time to be less than (i) $1,325,000,000 plus (ii) 25% of consolidated Net Income (in excess of zero) for any fiscal quarter ending on or after September 30, 2000.

            (b) The Company shall not permit its Total Debt to Total Capitalization Ratio at any time to be greater than 0.35 to 1.0.

            (c) The Company shall not permit its Senior Debt to Statutory EBIT Ratio to be greater than:

                    6.0 to 1.0          at any fiscal quarter end from
                                        March 31, 2001 through
                                        December 31, 2001

                    4.75 to 1.0         at any fiscal quarter end from
                                        March 31, 2002 through
                                        December 31, 2002

                    4.25 to 1.0         at any fiscal quarter end from
                                        March 31, 2003 through
                                        December 31, 2003

                    4.0 to 1.0          at fiscal quarter end thereafter

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            8.1 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

            (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.1 or 6.2 or in Article VII; or

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

            (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or
      (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or any Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

            (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary
      (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
      (ii) voluntarily ceases to conduct its business in the ordinary course;
      (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the $10,000,000; or
      (iii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $10,000,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) Change of Control. There occurs any Change of Control.

      8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

            (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

      8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT

      9.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

      9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      9.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      9.8 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

      9.9 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

      9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement;


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

                  (iii) if such Bank is a foreign partnership or other
            intermediary and its partners claim an exemption from, or a reduction of, withholding tax under a United States tax treaty or if its partners claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with the conduct with a United States trade or business, two properly completed and executed copies of IRS Form W-8IMY on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement; and

                  (iv) such other form or forms as may be required under the
            Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any bank is a foreign partnership or other intermediary and its partners claim exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or its partners claim exemption from United States withholding tax by filing IRS Form W-8ECI, and any of its partners sell, assign, grant a participation in, or otherwise transfer all or part of the Obligations to such Bank, such Bank agrees to notify the Agent of the percentage amount in which the partner is no longer the beneficial owner of Obligations to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such partner's IRS Form W-8BEN or W-8ECI as no longer valid.

            (e) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

      9.11 Documentation Agent; Syndication Agent. None of the Banks identified on the facing page or signature pages of this Agreement as a "Documentation Agent" or "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "Documentation Agent" or "Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or


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

      any of them) hereunder or under any other Loan Document, it being understood that a mandatory prepayment date shall not be deemed a date fixed for payment;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

            (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

            (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person identifying himself or herself as a Person who has been identified by the Company to the Agent as a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The


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

      obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

      10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.4 Costs and Expenses. The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent) within five Business Days after demand (subject to Section 4.1(e)) for all costs and expenses incurred by Bank of America (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Agent) with respect thereto; and

            (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to Section 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      10.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing,


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

including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      10.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

      10.7 Binding Effect; Assignment.

      (a) This Agreement and the other Loan Documents to which the Company is a party will be binding upon and inure to the benefit of the Company, the Agent, the Banks and their respective successors and assigns, except that, the Company may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks and any such attempted assignment shall be void. Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank (without the consent of or notice to the Agent or the Company), but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

      (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitment and/or Loans; provided that (i) such assignment, if not to a Bank or an Affiliate of the assigning Bank, requires the consent in advance of the Company at all times other than during the existence of a Default or Event of Default and the Agent (which approval of the Company and the Agent shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share equivalent to less than the $1,000,000, and
(iv) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Agent has received the Notice of Assignment and Acceptance. Upon acceptance by the Agent of such Notice of Assignment and Acceptance and consent thereto by Agent and the Company, if required, and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. The Company agrees that it shall execute and deliver upon request (against delivery by the assigning Bank to the Company of any Note) to such assignee Bank, one or more Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank. The Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Agent-Related Person as to any matter. The Agent shall record the information contained in the Notice of Assignment and Acceptance in the Register.

      (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from the assigning Bank (including Affiliates of assigning Banks), Agent shall, promptly following the effective date thereof, provide to the Company and the Banks a revised Schedule 10.2 giving effect thereto.

      (d) Each Bank may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another
Bank) all or any portion of its Pro Rata Share of its Commitment and/or Loans; provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of
Article III (but only to the extent that the cost of such benefits to the Company does not exceed the cost which the Company would have incurred in respect of such Bank absent the participation) and subject to Sections 2.13 and 10.9, (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Bank may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Revolving Termination Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant.

      10.8 Confidentiality. Each Bank agrees to maintain the confidentiality of information provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

      10.9 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice or demand to the Company, any such notice or demand being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      10.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


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

      10.13 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      10.14 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      10.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        UNUMPROVIDENT CORPORATION


                                        By:____________________________________
                                        Title:_________________________________


                                      S-1               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent and as a Bank


                                        By:____________________________________
                                        Title:_________________________________


                                      S-2               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        CITICORP USA, INC.


                                        By:____________________________________
                                        Title:_________________________________


                                      S-3               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        WACHOVIA BANK, N.A.


                                        By:____________________________________
                                        Title:_________________________________


                                      S-4               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        FLEET NATIONAL BANK


                                        By:____________________________________
                                        Title:_________________________________


                                      S-5               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        BANK ONE, NA


                                        By:____________________________________
                                        Title:_________________________________


                                      S-6               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        THE CHASE MANHATTAN BANK


                                        By:____________________________________
                                        Title:_________________________________


                                      S-7               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                       By:______________________________________
                                       Title:___________________________________


                                      S-8               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        AMSOUTH BANK


                                        By:____________________________________
                                        Title:_________________________________


                                      S-9               364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        BANK OF TOKYO - MITSUBISHI TRUST COMPANY


                                        By:____________________________________
                                        Title:_________________________________


                                      S-10              364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        THE DAI - ICHI KANGYO BANK, LTD


                                        By:____________________________________
                                        Title:_________________________________


                                      S-11              364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        LLOYDS TBS BANK PLC


                                        By:____________________________________
                                        Title:_________________________________


                                      S-12              364-Day Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                        STATE STREET BANK AND TRUST COMPANY


                                        By:____________________________________
                                        Title:_________________________________


                                      S-13              364-Day Credit Agreement

                                  SCHEDULE 2.1

                            364-DAY CREDIT AGREEMENT

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                                             Pro Rata
     Bank                                    Commitment      Share
     ----                                    ---------------------

BANK OF AMERICA,N.A.                         $62,500,000     13.5135135%

CITICORP USA,Inc.                            $62,500,000     13.5135135%

WACHOVIA BANK, N.A.                          $62,500,000     13.5135135%

FLEET NATIONAL BANK,N.A.                     $50,000,000     10.8108108%

BANK ONE, NA                                 $37,500,000     8.1081081 %

THE CHASE MANHATTAN BANK                     $37,500,000     8.1081081 %

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK                                  $37,500,000     8.1081081 %

AMSOUTH BANK                                 $25,000,000     5.4054054 %

BANK OF TOKYO - MITSUBISHI
TRUST COMPANY                                $25,000,000     5.4054054 %

THE DAI-ICHI KANGYO BANK, LTD                $25,000,000     5.4054054 %

LLOYDS TBS BANK PLC                          $25,000,000     5.4054054 %

STATE STREET BANK AND
TRUST COMPANY                                $12,500,000     2.7027027 %

   TOTAL                                     $462,500,000    100 %


                              Schedule 2.1, Page 1      364-Day Credit Agreement

                                  SCHEDULE 5.5

In 1997 two alleged class action lawsuits were filed in September Court in Worcester, Massachusetts (Superior Court) against the Company - one purporting to represent all career agents of subsidiaries of The Paul Revere Corporation (Paul Revere) whose employment relationships ended on June 30, 1997 and were offered contracts to sell insurance policies as independent producers and the other purporting to represent independent brokers who sold certain Paul Revere individuals disability income policies with benefit riders. Motions filed by the Company to dismiss most of the counts in the complaints, which allege various breach of contract and statutory claims, have been denied, but these cases remain at a preliminary stage. A hearing to determine class certification was heard on December 20, 1999 in Massachusetts state court. The court certified a class for the independent brokers and has denied class certification for the career agents. The Company appealed the class certification for the independent brokers, but the appeal was denied. A tentative trial date of January 2001 has been set. The Company has filed a conditional counterclaim in each action which requests a substantial return on commissions should the Superior Court agree with the plaintiffs' interpretation of the contracts. The Company has received notice that career agent plaintiffs plat to re-file their class action and limit it solely to the issues in the certified broker class action. The Company believes that it has strong defenses both lawsuits and plans to vigorously defend its position.

In addition, the same plaintiffs' attorney who has filed the purported class action lawsuits has filed 47 individual lawsuits on behalf of current and former Paul Revere sales managers alleging various breach of contract claims. The Company has filed a motion in federal court to compel arbitration for 17 of the plaintiffs who are licensed by the National Association of Securities Dealers and have executed the Uniform Application for Registration or Transfer in the Securities Industry (Form U-4). The federal court has denied 15 of those motions and granted two. The Company is appealing the denial of the 15 motions, and a hearing before the First Circuit Court of Appeals was held on August 1, 2000. The Company believes that it has strong defenses and plans to vigorously defend its position in these cases. Although the alleged class action lawsuits and individual lawsuits described above are in the early stages, management does not currently expect these suits to materially affect the financial position or results of operations of the Company.

During September and October 1999, the company and several of its officers were named as defendants in five class action lawsuits filed in the United States District Court for the District of Maine. On January 3, 2000, the Maine district court appointed a lead class action plaintiff and ordered plaintiffs to file a consolidated amended complaint. On January 27, 2000, a sixth complaint against the same defendants was filed in the Southern District of New York. On March 7, 2000, the sixth action was transferred to the District of Maine, and that action was voluntarily dismissed by the plaintiff on June 12, 2000. On February 23, 2000, two consolidated amended class action complaints asserts a variety of claims under the Securities Exchange Act of 1934, as amended on behalf of a putative class of shareholders who purchased or otherwise acquired stock in the Company or Unum between February 4, 1998 and February 9, 2000. The second amended complaint asserts a variety of claims under the Securities Act of 1933 and the


                              Schedule 5.5, Page 1

Securities Exchange Act of 1934, as amended, on behalf of a putative class of shareholders who exchanged the common stock of Unum or Provident for the Company's stock pursuant to the joint proxy/registration statement issued in connection with the merger between Unum and Provident. The complaints allege that the defendants made false and misleading public statements concerning, among other things, Unum's and the Company's reserves for disability insurance and pricing policies, the Company's merger costs, and the adequacy of the due diligence reviews performed in connection with the merger. The complaints seek money damages on behalf of all persons who purchased or otherwise acquired Company and Unum stock in the class period or who were issued Company stock pursuant to the merger. On April 10, 2000, the defendants filed a motion to dismiss the complaints. The motion was fully submitted on June 20, 2000, but no decision has yet been rendered by the court. To date, no class has been certified, and no defendant has answered any complaint. The Company disputes the claims alleged in the complaint and plans to vigorously contest them.

In certain reinsurance pools associated with the Company's reinsurance businesses there are disputes among the pool members and reinsurance participants concerning the scope of their obligations and liabilities within the complex pool arrangements, including pools for which subsidiaries of the Company acted either as pool managers or underwriting agents, as pool member or reinsurers of the pools in the process of resolving the various claims, but it is unclear what exposure the Company or its subsidiaries may ultimately have to share in the losses of pool members or reinsurers because of the subsidiaries' activities in placing insurance or otherwise.

Various other lawsuits against the Company have arisen in the normal course of its business. Contingent liabilities that might arise from such other litigation are not deemed likely to materially affect the financial position or results of operations of the Company.


                              Schedule 5.5, Page 2

                                  SCHEDULE 5.12

The following Regulated Entities, namely Investment Companies within the meaning of the Investment Company Act of 1940 are list pursuant to Section 5.12 of the
Agreement:

      1. Provident National Assurance Company, Separate Account B (variable annuity account, no new contract sales)
      2. Paul Revere Variable Annuity Insurance Company, Contract Accumulation Fund (variable annuity account, no new contract sales)


                              Schedule 5.12, Page 1

                                  SCHEDULE 5.14
                                  Subsidiaries

The attached organization chart shows the Subsidiaries of the Company.


                              Schedule 5.14, Page 1

                                  SCHEDULE 10.2

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

BANK OF AMERICA, N.A.,
 as Agent

231 S. LaSalle Street
Chicago, Illinois 60697
Attention: Elizabeth W. F. Bishop

BANK OF AMERICA, N.A.
 as a Bank

231 S. LaSalle Street
Chicago, Illinois 60697
Attention: Elizabeth W. F. Bishop

Domestic and Offshore Lending Office:

Bank of America Plaza
901 Main Street
Dallas, Texas 75202-3714
Attention: Linda Adjei-Kontoh
Phone: 214-209-1232
Fax: 214-290-9558

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

231 S. LaSalle Street
Chicago, Illinois 606097
Attention: Elizabeth W. F. Bishop

CITICORP U.S.A, INC.
 as a Bank

399 Park Avenue
New York, New York 10043
Attention: David Dodge

Domestic and Offshore Lending Office:


                              Schedule 10.2, Page 1

399 Park Avenue
New York, New York 10043
Attention: David Dodge

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

399 Park Avenue
New York, New York 10043
Attention: David Dodge

WACHOVIA BANK, N.A.
 as a Bank

191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Holger Ebert

Domestic and Offshore Lending Office:

191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Carla Banks
Phone: 404-332-1127
Fax: 404-332-4320

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Holger Ebert

THE CHASE MANHATTAN BANK
 as a Bank

270 Park Avenue
New York, New York 10017
Attention: Heather Lindstrom

Domestic and Offshore Lending Office:

One Chase Plaza
New York, New York 10081


                              Schedule 10.2, Page 2

Phone: 212-552-7829
Fax: 212-552-7490

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

270 Park Avenue
New York, New York 10017
Attention: Heather Lindstrom

FLEET NATIONAL BANK
 as a Bank

Financial Institutions
100 Federal Street - MA DE 10010H
Boston, Massachusetts 02110
Attention: David A. Bosselait

Domestic Lending Office:

Financial Institutions
100 Federal Street - MA DE 10010H
Boston, Massachusetts 02110
Attention: David A. Bosselait
Phone: 617-434-3778
Fax: 617-434-1096

Offshore Lending Office:

Financial Institutions
777 Main Street - CT EH 40225C
Hartford, Connecticut 06115
Attention: Laura McDonough or Jill Mebane
Phone: 860-986-5769 or 860-986-2008
Fax: 860-986-1264

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Financial Institutions
100 Federal Street - MA DE 10010H
Boston, Massachusetts 02110
Attention: David A. Bosselait


                              Schedule 10.2, Page 3

BANK ONE, NA
 as a Bank

1 Bank One Plaza
Chicago, Illinois 60670
Attention: Joseph Manzella

Domestic and Offshore Lending Office:

1 Bank One Plaza
Chicago, Illinois 60670
Attention: Armecia Mc Brew
Phone: 312-732-6533
Fax: 312-732-3537

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

1 Bank One Plaza
Chicago, Illinois 60670
Attention: Joseph Manzella

BANK OF TOKYO - MITSUBISHI TRUST COMPANY as a Bank

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention: Matthew D. Gallino

Domestic and Offshore Lending Office:

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention: Rolando Uy
Phone: 201-413-8570
Fax: 201-521-2304

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

1251 Avenue of the Americas, 12th Floor
New York, New York 10020-1104
Attention: Matthew D. Gallino


                              Schedule 10.2, Page 4

MORGAN GUARANTY TRUST COMPANY OF NEW YORK as a Bank

60 Wall Street, 5th Floor
New York, New York 10260-0060
Attention: Maria Dell'Aquila

Domestic Lending Office:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0060

Offshore Lending Office:

c/o J.P. Morgan Services, Inc.
500 Stanton Christina Road
Newark, Delaware 19713-2107
Attention: Peter Crisona Phone:
302-634-5117
Fax: 302-634-1094

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

60 Wall Street, 5th Floor
New York, New York 10260-0060
Attention: Maria Dell'Aquila

AMSOUTH BANK
 as a Bank

601 Market Center
Chattanooga, Tennessee 37402
Attention: Tracy Brown

Domestic and Offshore Lending Office:

601 Market Center
Chattanooga, Tennessee 37402
Attention: Tracy Brown
Phone: 423-752-1642
Fax: 423-752-1558

Notices (other than Borrowing notices and Notices of


                              Schedule 10.2, Page 5

Conversion/Continuation):

601 Market Center
Chattanooga, Tennessee 37402
Attention: Tracy Brown

THE DAI - ICHI KANGYO BANK, LTD
 as a Bank

One World Trade Center - 48th Floor
New York, New York 10048
Attention: Nelson Y. Chang

Domestic and Offshore Lending Office:

One World Trade Center - 48th Floor
New York, New York 10048
Attention: Wendy Yuen
Phone: 212-432-6691
Fax: 212-524-0049

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

One World Trade Center - 48th Floor
New York, New York 10048
Attention: Nelson Y. Chang

LLOYDS TBS BANK PLC
 as a Bank

One Biscayne Tower, Suite 3200
2 South Biscayne Blvd.
Miami, Florida 33131

Domestic and Offshore Lending Office:

One Biscayne Tower, Suite 3200
2 South Biscayne Blvd.
Miami, Florida 33131

Notices (other than Borrowing notices and Notices of Conversion/Continuation):


                              Schedule 10.2, Page 6

575 Fifth Avenue, 17th Floor
New York, New York 10017
Attention: Michael Gilligan

STATE STREET BANK AND TRUST COMPANY
 as a Bank

225 Franklin Street
Boston, Massachusetts 02110
Attention: Sean Gibbons

Domestic and Offshore Lending Office:

225 Franklin Street
Boston, Massachusetts 02110
Attention: Sean Gibbons
Phone: 617-664-4008
Fax: 617-664-3941

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Lafayette Corporate Center
2 Avenue de Lafayette
Boston Massachusetts 02111
Attention: Edward M. Anderson


                              Schedule 10.2, Page 7

                                    EXHIBIT A

                               NOTICE OF BORROWING

Date: ___________, 200_

To: Bank of America, N.A., as Administrative Agent for the Banks parties to the 364-Day Credit Agreement dated as of October ___, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among UnumProvident Corporation, certain Banks which are signatories thereto, Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      The undersigned, UnumProvident Corporation (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

            1. The Business Day of the proposed Borrowing is ___________, 200_.

            2. The aggregate amount of the proposed Borrowing is $_____________.

            3. The Borrowing is to be comprised of $_________ of [Base Rate] [Offshore Rate] Loans.

            4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Company contained in
      Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and


                                   Exhibit A-1

            (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                        UNUMPROVIDENT CORPORATION


                                        By:____________________________________

                                        Title:_________________________________


                                   Exhibit A-2

                                    EXHIBIT B

                        NOTICE OF CONVERSION/CONTINUATION

                                                              Date: ______, 200_

To: Bank of America National, N.A., as Administrative Agent for the Banks parties to the 364-Day Credit Agreement dated as of October ____, 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among UnumProvident Corporation, certain Banks which are signatories thereto, Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      The undersigned, UnumProvident Corporation (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

            1. The Conversion/Continuation Date is ______, 200_.

            2. The aggregate amount of the Loans to be [converted] [continued] is $___________.

            3. The Loans are to be [converted into] [continued as][Offshore Rate] [Base Rate] Loans.

            4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [___ months].

                                        UNUMPROVIDENT CORPORATION


                                        By:____________________________________

                                        Title:_________________________________


                                   Exhibit B-1

                                    EXHIBIT C

                            UNUMPROVIDENT CORPORATION
                             COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 200_

      Reference is made to that certain 364-Day Credit Agreement dated as of October , 2000 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among UnumProvident Corporation, (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks"), Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      The undersigned Responsible Officer of UnumProvident Corporation, hereby certifies as of the date hereof that he/she is the ________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

      1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

      2. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

      3. The following financial covenant analyses and information set forth on
Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of , 2000.

                                        UNUMPROVIDENT CORPORATION


                                        By:____________________________________

                                        Title:_________________________________


                                   Exhibit C-1

                                   Schedule 1

        Section 7.10(a)
        ---------------

A.      [$__________] [Required Tangible Net Worth              $______________
        from prior fiscal quarter/year]

B.      Net Income                                              $______________

C.      25% of Item B                                           $______________

D.      Required Tangible Net Worth (Items A plus C             $______________
        [plus D])

E.      Net Worth                                               $______________
        less:   Goodwill                          $___________
                Value of Business Acquired        $___________
                Deferred Acquisition Costs        $___________

F.      Actual Tangible Net Worth                               $______________

        Section 7.10(b)
        ---------------

A.      Total Debt                                              $______________

B.      Net Worth                                               $______________

C.      Total Capitalization (Items A plus B)                   $______________

D.      Ratio (Item A to Item C)                                    to 1.0
                                                                ---------------
E.      Required Ratio                                            0.35 to 10
                                                                ---------------

        Section 7.10(c)
        ---------------

A.      Total Debt                                              $______________

B.      Subordinated Debt                                       $______________

C.      Senior Debt (Item A minus Item B)                       $______________

D.      Combined Statutory Net earnings                         $______________

E.      Combined Statutory Interest expense                     $______________

F.      Combined Statutory Tax expense                          $______________

G.      Statutory EBIT (Items D plus E plus F)                  $______________

H.      Ratio (Item C to Item G)                                _____to 1.0

I.      Required Ratio                                          _____to 1.0


                                   Exhibit D-2

                                    EXHIBIT D

                    [[FORM OF] OPINION OF BORROWER'S COUNSEL

                                October ___, 2000

Bank of America, N.A.,
as Administrative Agent
231 South LaSalle Street
Chicago, IL 60697

        Re:  UnumProvident Corporation

Ladies and Gentlemen:

      I am Executive Vice President, Assistant Secretary and General Counsel of UnumProvident Corporation, a Delaware corporation (the "Company"). This opinion is delivered to you pursuant to Section 4.1(d) of that certain 364-Day Credit Agreement dated as of October , 2000 (the "Credit Agreement") among the Company, certain lenders (collectively, the "Banks"), Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

      In rendering the opinions set forth herein, I have examined and/or relied upon (i) the Company's certificate of incorporation and bylaws; (ii) certificates of public officials and officers and representatives of the Company
(iii) resolutions of the board of directors of the Company with respect to the transactions referred to herein; (iv) the Credit Agreement; and (v) such other agreements, instruments and documents, and such questions of law as I have deemed necessary or appropriate to enable me to render the opinions expressed below. I also have made such inquiries of officers, representatives and attorneys in the legal department of the Company as I have deemed relevant or necessary for purposes of the opinions set forth herein.

      In rendering the opinions expressed below, I have, with your consent, assumed that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine, all documents submitted to me as originals or duplicate originals are authentic and all documents submitted to me as copies, whether certified or not, conform to authentic original documents.

      Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:


                                   Exhibit D-1

      1. The Company is validly existing in the state of its organization and has the requisite power and authority to own and hold under lease its properties, to conduct its business as presently conducted and to execute and deliver the Credit Agreement.

      2. The Company is duly qualified and in good standing in each state where the nature of its business and properties makes such qualification necessary, except to the extent that the failure to be so qualified or to be in good standing would not have a material averse effect on the Company's consolidated financial condition or business.

      3. The execution, delivery and performance of the Credit Agreement has been duly authorized by the Company, and the Credit Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by the application of equitable principles relating to enforceability (regardless of whether considered in a proceeding in equity or at law) including, without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

      4. Assuming the proceeds of the loans are used solely for the purposes set forth in the Credit Agreement, neither the execution and delivery by the Company of the Credit Agreement, nor the consummation by the Company of the transactions contemplated thereby: (i) violates any provision of the Company's certificate of incorporation or bylaws; (ii) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to
me) applicable to the Company; (iii) results in the breach of, or constitutes a default under, any material agreement binding on the Company or any of its Subsidiaries; (iv) results in the creation or imposition of any lien upon any of the property of the Company or any of its Subsidiaries under any agreement described in clause (iii) above; or (v) requires the consent or approval of, or any filing or registration with, any governmental body, agency or authority, provided that for purposes of (iii) and (iv) herein, no opinion is offered or provided with respect to D & H.

      5. To our knowledge, except as disclosed in the Credit Agreement, there are no judgments outstanding against the Company or any of its Subsidiaries which would have a material adverse effect on the Company's consolidated financial condition or business.

      This opinion is solely for the benefit of the addressee hereof and the Banks under the Credit Agreement in connection with the execution and delivery of the Credit Agreement. This opinion may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                     Very truly yours,


                                   Exhibit D-2

                                    EXHIBIT E

                   FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                                __________, 200_

      To:   Bank of America, N.A., as Administrative Agent

      Ladies and Gentlemen:

            Reference is made to that certain 364-Day Credit Agreement dated as of October __, 2000 between UnumProvident Corporation (the "Company"), lenders from time to time party thereto, Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

            1. We hereby give you notice of, and request your consent to, the assignment by _______________ (the "Assignor") to ____________ (the
      "Assignee") of ___% of the right, title and interest of the Assignor in and to the Loan Documents, including the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by the Assignor. Before giving effect to such assignment:

            (a) the aggregate amount of the Assignor's Commitment is $_______;

            (b) the aggregate principal amount of its outstanding Loans is $______.

            2. The Assignee hereby represents and warrants that it is an Eligible Assignee and has complied with the requirements of Section 10.7 of the Agreement in connection with this assignment and acknowledges and agrees that: (a) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the Assignor has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Agreement or any other Loan Document;
      (b) the Assignor has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance by the Company of the Obligations; (c) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
      (d) it will, independently and without reliance upon Agent or any Bank and based on such documents and information as it shall deem appropriate at


                                   Exhibit E-1
      the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (e) it appoints and authorizes Agent to take such action and to exercise such powers under the Agreement and the other Loan Documents as are delegated to Agent by the Agreement and such other Loan Documents; and (f) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank.

            3. The Assignee agrees that, upon receiving your consent to such
      assignment and from and after             , the Assignee will be bound
      by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were one of the Banks originally holding such interest in the Loan Documents.

            4. The following administrative details apply to the Assignee:

            (a) Offshore Lending Office:

            Assignee name: ________________________________________________
            Address: ______________________________________________________
            Attention: ____________________________________________________
            Telephone:  (___)______________________________________________
            Telecopier: (___)______________________________________________

            (b) Domestic Lending Office:

            Assignee name: ________________________________________________
            Address: ______________________________________________________
            Attention: ____________________________________________________
            Telephone:  (___)______________________________________________
            Telecopier: (___)______________________________________________

            (c) Notice Address:

            Assignee name: ________________________________________________
            Address: ______________________________________________________
            Attention: ____________________________________________________
            Telephone:  (___)______________________________________________
            Telecopier: (___)______________________________________________

            (d) Payment Instructions: Account No.:

            Assignee name: ________________________________________________
            Address: ______________________________________________________
            Attention: ____________________________________________________
            Telephone:  (___)______________________________________________


                                   Exhibit E-2

            Telecopier: (___)______________________________________________

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                        Very truly yours,
                                        [ASSIGNOR]


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________
                                        [ASSIGNEE]


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

We hereby consent to the
foregoing assignment.

UNUMPROVIDENT CORPORATION


By:______________________________
Name:____________________________
Title:___________________________

BANK OF AMERICA, N.A., as Administrative Agent


By:______________________________
Name:____________________________
Title:___________________________


                                   Exhibit E-3

                                    EXHIBIT F

                            [FORM OF] PROMISSORY NOTE

      $____________                                        _______________, 2000

            FOR VALUE RECEIVED, the undersigned, UnumProvident Corporation (the "Company"), hereby promises to pay to the order of ________ (the "Bank") the principal sum of _______ Dollars ($_____) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the 364-Day Credit Agreement, dated as of October , 2000 (such Credit Agreement), as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, Citicorp USA, Inc. and Wachovia Bank, N.A., as Co-Syndication Agents, Fleet National Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

            The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

            This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                   Exhibit F-1

            Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                        UNUMPROVIDENT CORPORATION


                                        By:______________________________
                                        Title:___________________________


                                   Exhibit F-2

                                                           Schedule A to Note

                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS

              (2)             (3)               (4)
            Amount         Maturity          Amount of          (5)
(1)         of Base        Date of           Base Rate        Notation
Date        Rate Loan      Base Rate Loan    Loan Repaid      Made By
----        ---------      --------------    -----------      -------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

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-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------

-------     -----------    --------------    -------------    ------------


                                   Exhibit F-3

                                                            Schedule B to Note

            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS

              (2)            (3)                    (4)
            Amount         Maturity             Amount of          (5)
(1)         of Offshore    Date of              Offshore Rate    Notation
Date        Rate Loan      Offshore Rate Loan   Loan Repaid      Made By
----        ---------      ------------------   -----------      -------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

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-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------

-------     -----------    --------------       -------------    ------------


                                   Exhibit F-4